UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D . C .   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   August 4, 2011

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b)

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Altair Nanotechnologies Inc. (the “Company”) has received and accepted the resignation of Guohua Wei from the Company’s board of directors, effective as of August 4, 2011.  Effective as of August 4, 2011, the Company has appointed Simon Xue to replace the resigning director.

Dr. Xue has served as the chief executive officer of Yintong Energy Co., Ltd (“YTE”), a subsidiary of Canon Investment Holdings Ltd. (“Canon”) since 2010.  Dr. Xue has worked in the battery industry for almost two decades and has held positions at Ultralife, Duracell, B&K Electronics Co., Ltd., Valence Energy-Tech (Suzhou) Co., A123 Systems Inc. and International Battery Inc. He enjoys an extensive reputation in the whole product chain of lithium ion battery in China, including materials, equipment, cell manufacturing and testing. He has authored or co-authored over 50 scientific articles, 12 patents relevant to battery chemistry and materials and participated, presented and hosted more than 30 battery or material related international conferences. Dr. Xue completed his Ph.D. program in Solid State Chemistry in McMaster University in 1992.

Dr. Xue was appointed at the request of Canon pursuant to terms of an Investor Rights Agreement dated September 20, 2010, under which Canon is permitted to designate a number of directors proportionate with its common share ownership (currently 5 of 9 directors).   In connection with his service as a director of the Company, Dr. Xue will be entitled to standard board compensation for non-management directors.  Currently, standard cash compensation is $6,250 per quarter and eligibility for equity incentive grants pursuant to the Company’s stock incentive plan.

Dr. Xue was an affiliate of Canon on September 20, 2010 when the Company entered into the Share Subscription Agreement with Canon, pursuant to which an affiliate of Canon purchased 37,036,807 common shares of the Company for a total purchase price of $57.5 million on July 22, 2011.  In addtion, Dr. Xue was the chief executive officer of YTE at the time the Company and Altairnano, Inc., an indirect subsidiary of the Company, entered into the Conditional Supply and Technology Licensing Agreement dated September 20, 2011 (the “Supply Agreement”) with YTE.   Pursuant to the Supply Agreement, YTE has agreed to purchase nLTO, 11 Ahr battery cells and a 1 megawatt ALTI-ESS system from the Company for an aggregate purchase price of $6.6 million for delivery in 2010 and 2011.   Pursuant to an amendment dated February 16, 2011, YTE’s obligation to purchase the nano lithium titanate has been deferred until the parties reach mutually satisfactory resolution on certain technical issues relating to the transfer of technology.  The Supply Agreement also includes an agreement by the Company to license its nLTO manufacturing technology at no cost to the owner of a manufacturing facility in China, as long as the Company owns a majority of the owner of such facility.  In addition, under the Supply Agreement, the Company grants to YTE a license to use the Company’s battery technology to manufacture batteries during a term commencing on the effective date of the Supply Agreement and continuing as long as YTE purchases at least 60 tons of nLTO annually.  The battery technology license is exclusive in China (including Taiwan, Hong Kong and Macau) as long as YTE purchases at least 1,000 tons of nLTO per year after 2010 and is non-exclusive in the remainder of Asia (excluding the Middle East), Australia and New Zealand.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: August 10, 2011	By:	/s/ John Fallini
John Fallini, Chief Financial Officer

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